[Executive]
BLUCORA, INC.
2015 INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE

TO:    _____________________ (“Employee”)
We are pleased to inform you that you have been selected by Blucora, Inc. (the “Company”) to receive a Restricted Stock Unit Award (the “Award”) under the Blucora, Inc. 2015 Incentive Plan (the “2015 Plan”). Each restricted stock unit (an “RSU”) subject to the Award is equivalent to one share of the Company’s Common Stock for purposes of determining the number of shares of Common Stock (the “Shares”) subject to the Award.
The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the "Notice of Grant") and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the 2015 Plan, which are incorporated by reference into this Notice of Grant. Capitalized terms that are not defined in the Notice of Grant and the Agreement have the meanings given to them in the Plan.
Grant Date:    _________________
Number of RSUs
Subject to the Award:    _________________
Vesting Commencement Date:    _________________
Vesting Schedule:    33.33% of the RSUs will vest on [the one-year anniversary of the vesting start date] and approximately 16.67% will vest at the end of each six-month period thereafter, such that the RSUs will be fully vested on [the three-year anniversary of the vesting start date] ; provided that vesting will cease upon your Termination of Service and the unvested portion of the Option will terminate.
Additional Terms/Acknowledgment: You acknowledge and agree that the Notice of Grant and the vesting schedule set forth herein do not constitute an express or implied promise of your continued engagement as an employee for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment or service relationship with the Company or its Related Companies at any time, with or without cause.
You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the 2015 Plan and the Award.

By your signature below, you agree that the Notice of Grant, the Agreement, the 2015 Plan and, if and as applicable, any employment agreement entered into between you and the Company, as currently in effect and as may be amended, supplemented or restated from time to time (the “Employment Agreement”), constitute your entire agreement with respect to the Award and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

BLUCORA, INC. By:_____________________ Its:______________________	EMPLOYEE _____________________ Signature
Date: ____________________
Attachments: 1. Restricted Stock Unit Agreement 2. 2015 Incentive Plan	Address: _________________ Taxpayer ID: ______________

EXHIBIT A
BLUCORA, INC.
2015 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

1.Grant. The Company hereby grants to the employee listed on the Notice of Grant (the “Employee”) an Award of RSUs, as set forth in the Notice of Grant and subject to the terms and conditions in this Restricted Stock Unit Agreement (this “Agreement”) and the 2015 Plan. Unless otherwise defined herein, the terms defined in the 2015 Plan shall have the same defined meanings in this Agreement.
2.    Company’s Obligation. Each Restricted Stock Unit (a “Unit”) represents the right to receive a Share on the vesting date. Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.    Vesting Schedule. Subject to paragraph 4, to Section 10.2 of the 2015 Plan and to any other relevant 2015 Plan provisions, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule specified in the Notice of Grant. The effect of a Company approved unpaid leave of absence on the terms and conditions of the RSUs will be determined by the Plan Administrator or chief human resources officer and subject to applicable laws.
4.    Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee has a Termination of Service for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.
5.    Payment After Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares on, or as soon as practicable after, the applicable vesting date (but in any event, by the fifteenth day of the third month following the tax year in which the RSUs vest), provided that, to the extent determined appropriate by the Company, the minimum statutorily required federal, state and local withholding taxes with respect to such RSUs will be paid by reducing the number of vested RSUs actually paid to the Employee.
6.    Payments After Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.    Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until the date of issuance of any such Shares under the 2015 Plan.
8.    No Effect on Employment of Service Relationship. The Employee’s employment or service relationship with the Company and its Related Companies is on an at-will basis only. Accordingly, the terms of the Employee’s employment or service relationship with the Company and its Related Companies will be determined from time to time by the Company or the Related Companies employing the Employee (as the case may be), and the Company or the Related Companies will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or service relationship of the Employee at any time for any reason whatsoever, with or without good cause or notice.
9.    Address for Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by interoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify you from time to time; and to you at your electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as you, by notice to the Company, may designate in writing from time to time.
10.    Award Is Not Transferable. Except to the limited extent provided in paragraph 6, the Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.
11.    Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
12.    Regulatory Restrictions on Issuance of Shares. Notwithstanding the other provisions of this Agreement, if at any time the Company will determine, in its discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
13.    2015 Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the 2015 Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the 2015 Plan, the provisions of the 2015 Plan will govern.
14.    Plan Administrator Authority. The Plan Administrator will have the power to interpret this Agreement, the Notice of Grant and the 2015 Plan, and to adopt such rules for the administration, interpretation and application of the 2015 Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be conclusive and binding upon the Employee, the Company and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the 2015 Plan or this Agreement.
15.    Section 409A. The Award is intended to be exempt from the requirements of Section 409A or to satisfy those requirements, and shall be construed accordingly.
16.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Delaware without reference to any choice-of-law rules.
17.    Recovery of Compensation. In accordance with Section 18.12 of the 2015 Plan, the Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery or clawback policies adopted by the Company to implement any such requirements, and (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to you.
18.    Employment Agreement; Conflicting Terms. Notwithstanding anything to the contrary contained in this Agreement, the Notice of Grant or the 2015 Plan, in the event of any conflict between the terms and conditions of the RSUs as set forth in this Agreement, the Notice of Grant, in and the 2015 Plan, as the case may be, and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall prevail unless the conflicting provision in this Agreement, the Notice of Grant or the 2015 Plan, as the case may be, is more favorable to the Employee, in which case, the provision more favorable to the Employee shall govern.